                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                         JURISDICTION
                                                              OF
                                                       INCORPORATION OR
NAME                                                     ORGANIZATION
- ----                                                     ------------
Arctic Constructors Limited                                 Canada

Associated Contractors Equipment Corporation                Panama

Construcciones Acuaticas Mundiales, S.A.                  Venezuela

Constructora CAMSA, C.A.                                  Venezuela

Contratistas Transandinos, S.A. d/b/a COTRA                Colombia

"ESCA" Equipment Service Compania Anonima                 Venezuela

International Pipeline Equipment, Inc.                      Panama

Interproject Engineers Limited                          Cayman Islands

Inversiones CAMSA, C.A.                                   Venezuela

Inversiones Willbros del Ecuador, S.A.                      Panama

Kompaniya Willbros A/O                                      Russia

Monastere Inc.                                          Delaware, USA

Musketeer Oil B.V.                                       Netherlands

The Oman Construction Company, LLC                           Oman

Pipeline Contractors Inc.                                   Panama

Pipelines & Logistics, Inc.                             Delaware, USA

Pretensado S.A.                                           Venezuela

Shield Constructors, Inc.                                   Panama

Shield International Engineering, Inc.                      Panama

Vessel MWB 403, Inc.                                    Delaware, USA

Vintondale Corporation N.V.                          Netherlands Antilles

Willbros Al-Rushaid Limited                              Saudi Arabia

Willbros Alaska, Inc.                                   Delaware, USA

Willbros Azerbaijan Limited                             Cayman Islands

Willbros Bolivia, S.A.                                      Panama

Willbros Butler International, Inc.                         Panama
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
                                                         JURISDICTION
                                                              OF
                                                       INCORPORATION OR
NAME                                                     ORGANIZATION
- ----                                                     ------------
Willbros Chile, S.A.                                        Chile

Willbros Construction & Engineering -Egypt, LLC             Egypt

Willbros Constructors, Inc.                             Cayman Islands

Willbros Constructors, Inc.                                 Panama

Willbros Contracting Limited                                Cyprus

Willbros Energy Services Company                        Delaware, USA

Willbros Engineering & Construction Limited                 Canada

Willbros Engineers, Inc.                                Delaware, USA

Willbros Far East, Inc.                                     Panama

Willbros Far East (PNG) Pty Ltd.                       Papua New Guinea

Willbros Far East Sdn. Bhd.                                Malaysia

Willbros Gabon, S.A.                                        Panama

Willbros, Inc.                                          Delaware, USA

Willbros International (Germany) G.m.b.H.                  Germany

Willbros International, Inc.                                Panama

Willbros International Pty Limited                        Australia

Willbros Iran, Inc.                                         Panama

Willbros Kuwait Oil & Gas Field Services (S.A.K.)           Kuwait

Willbros (Malaysia) Sdn. Bhd.                              Malaysia

Willbros Middle East, Inc.                                  Panama

Willbros (Nigeria) Limited                                 Nigeria

Willbros (Overseas) Limited                             United Kingdom

Willbros Suramerica, S.A.                                   Panama

Willbros (U.K.) Limited                                 United Kingdom

Willbros USA, Inc.                                      Delaware, USA

Willbros West Africa, Inc.                                  Panama
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